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EXHIBIT 11

			    MENTOR CORPORATION AND SUBSIDIARIES
		   STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
			  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

						THREE MONTHS ENDED                      NINE MONTHS ENDED
						   DECEMBER 31,                            DECEMBER 31,

					       1994            1993                    1994            1993
PRIMARY
PRIMARY EARNINGS                              $4,198          $2,933                 $11,288          $7,859

AVERAGE SHARES OUTSTANDING                    10,854          10,677                  10,772          10,676

NET EFFECT OF DILUTIVE STOCK
OPTIONS--BASED ON THE TREASURY
STOCK METHOD USING AVERAGE STOCK
MARKET PRICE                                     272             158                     220              86

TOTAL SHARES FOR PRIMARY EARNINGS             11,126          10,835                  10,992          10,762


PRIMARY EARNINGS PER SHARE                     $0.38           $0.27                   $1.03           $0.73



FULLY DILUTED:

PRIMARY EARNINGS                              $4,198          $2,933                 $11,288          $7,859

INTEREST ON 6 3/4%
DEBENTURES ELIMINATED                            279             279                     837             837

FULLY DILUTED EARNINGS                        $4,477          $3,212                 $12,125          $8,696


AVERAGE SHARES OUTSTANDING                    10,854          10,677                  10,772          10,676

NET EFFECT OF DILUTIVE STOCK
OPTIONS--BASED ON THE TREASURY STOCK
METHOD USING THE HIGHER OF ENDING
AND AVERAGE STOCK PRICES MARKET
PRICES                                           301             158                     308             138

ADDITIONAL SHARES ISSUED IN ASSUMED
CONVERSION OF 6 3/4% DEBENTURES AT
$16.50 PER SHARE                               1,466           1,466                   1,466           1,466


TOTAL SHARES FOR FULLY DILUTED                12,621          12,301                  12,546          12,280


FULLY DILUTED EARNINGS PER SHARE               $0.35           $0.26                   $0.97           $0.71
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